EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated April 1, 2002 relating to the financial statements which appears in Vsource, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2002.

/s/ PricewaterhouseCoopers

PRICEWATERHOUSECOOPERS

Hong Kong
November 21, 2002